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                                                                   EXHIBIT 23.01

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
quepasa.com, inc.

We consent to the incorporation by reference in the registration statements of quepasa.com, inc. on Form S-8 (File No. 333-93637) for quepasa.com, inc. Amended and Restated 1998 Stock Option Plan filed as of December 27, 1999; Form S-8 (File No. 333-88271) for quepasa.com, inc. Amended and Restated 1998 Stock Option Plan filed as of October 1, 1999, of our report dated February 17, 1999, relating to the balance sheet quepasa.com, inc. as of December 31, 1998 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years then ended, which report appears in the December 31, 1999, annual report on Form 10-K of quepasa.com, inc.

                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                         ---------------------------------------
                                             Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
March 29, 2000